Exhibit 99.1

Lantheus Reports Fourth Quarter and Full Year 2024 Financial Performance
•Worldwide revenue of $391.1 million and $1.53 billion for the fourth quarter and full year 2024
•Free cash flow was $141.4 million and $493.1 million for the fourth quarter and full year 2024
•GAAP fully diluted loss per share of $(0.17) and earnings per share of $4.36 for the fourth quarter and full year 2024
•Adjusted fully diluted earnings per share of $1.59 and $6.76 for the fourth quarter and full year 2024
•PYLARIFY exceeds $1 billion in net sales and becomes first ever blockbuster radiodiagnostic
•Company announces a series of strategic asset and in-licensing deals that is expected to diversify its portfolio with early- to late-stage assets that position the company for continued growth in high potential markets
•Company provides full year 2025 revenue and adjusted diluted earnings per share guidance
BEDFORD, Mass., February 26, 2025 (GLOBE NEWSWIRE) -- Lantheus Holdings, Inc. (Lantheus or the Company) (NASDAQ: LNTH), the leading radiopharmaceutical-focused company committed to enabling clinicians to Find, Fight and Follow disease to deliver better patient outcomes, today reported financial results for its fourth quarter and full year ended December 31, 2024.
“2024 was a groundbreaking year for Lantheus, as our radiodiagnostic, PYLARIFY, reached blockbuster status, and we enhanced our radiopharmaceutical leadership,” said Brian Markison, Chief Executive Officer at Lantheus. “In 2025, we will grow our commercial portfolio, advance several early- and late-stage clinical assets, expand our pipeline and end-to-end capabilities, and most importantly, provide innovative radiopharmaceutical solutions to deliver better patient outcomes. We will continue to execute a thoughtful strategy to diversify our portfolio and pipeline and concentrate on attractive markets with significant potential to create long-term sustainable growth and shareholder value.”
Summary Financial Results
Fourth Quarter 2024
•Worldwide revenue increased 10.5% to $391.1 million compared to the same period in 2023.
•Sales of PYLARIFY were $266.0 million, an increase of 15.7%. Growth was driven by increasing volumes at existing accounts partially offset by net price.
•Sales of DEFINITY were $86.2 million, an increase of 17.9%. Growth was driven by market growth and opportunistic sales due to competitor supply challenges.
•Operating income decreased 17.2% to $113.9 million. Adjusted operating income (non-GAAP) decreased 8.4% to $151.8 million.
•Fully diluted earnings per share decreased to a loss of $(0.17), compared to earnings per share of $1.47 in the prior year period. Adjusted fully diluted earnings per share (non-GAAP) decreased 9.0% to $1.59, compared to $1.75 in the prior year period.
•Net cash provided by operating activities increased 40.5% to $157.7 million and free cash flow increased 41.1% to $141.4 million.
Balance Sheet
•At December 31, 2024, the Company's cash and cash equivalents grew to $912.8 million, compared to $713.7 million at December 31, 2023, which accounts for approximately $100.0 million of repurchased stock and $50.0 million in previously announced strategic investments.
•The Company currently has access to up to $750.0 million from a revolving line of credit.

(in millions, except per share data – unaudited)	Three Months Ended December 31,
	2024	2023	% Change
Worldwide revenue	$391.1	$354.0	10.5%
GAAP net (loss) income	$(11.8)	$103.4	(111.4)%
GAAP fully diluted (loss) earnings per share	$(0.17)	$1.47	(111.6)%
Adj. net income (non-GAAP)	$115.4	$122.7	(5.9)%
Adj. fully diluted earnings per share (non-GAAP)	$1.59	$1.75	(9.0)%
Strategy
Lantheus is enhancing its radiopharmaceutical leadership and capabilities across research and development (R&D), clinical, global commercialization, and internal manufacturing through completed transactions, and others that are planned to close in 2025. The proposed acquisitions will diversify the Company's diagnostic and therapeutic portfolio and development pipeline with complementary assets aligned with Lantheus’ expertise. The Company is concentrating on innovative radiopharmaceutical solutions in new markets with high growth potential to deliver meaningful outcomes for patients, unlock the full potential of this increasingly important scientific field, and create long-term value for shareholders.
Recent Business Highlights
•Lantheus closed multiple strategic transactions and in-licensing deals in 2024, highlighted by the addition of five new assets to the Company’s pipeline.
◦The acquisition of the global rights of Life Molecular Imaging’s (Life Molecular) RM2, targeting the gastrin-releasing peptide receptor (GRPR), including the associated novel, clinical-stage radiotherapeutic and radiodiagnostic pair, referred to as 177Lu-DOTA-RM2 and 68Ga-DOTA-RM2, which enhanced Lantheus’ presence in prostate cancer and expanded its pipeline to include breast and other cancers.
◦The acquisition of Meilleur Technologies, Inc., including NAV-4694, a ß amyloid positron emission tomography (PET) imaging agent, also known as F18-flutafuranol, expanded Lantheus’ Alzheimer’s disease diagnostic pipeline.
◦The transfer of two investigational pre-clinical assets from Radiopharm Theranostics Limited, LNTH-2403, a leucine-rich repeat-containing protein 15 (LRCC15) targeted radiotherapeutic, with potential applications in osteosarcoma and other solid tumors, and LNTH-2404, a trophoblast cell surface antigen 2 (TROP2) targeting nanobody radiotherapeutic, bolstering the Company’s early oncology portfolio.
•In 2025, the Company announced two strategic transactions, the agreements to acquire Life Molecular and Evergreen Theragnostics. Both acquisitions are expected to close in the second half of 2025, subject to customary closing conditions, including regulatory clearances.
◦The acquisition of Life Molecular will provide Lantheus with a commercially available beta-amyloid targeted radiodiagnostic for Alzheimer’s disease, and with it a strong commercial footprint and infrastructure. This deal is complementary to Lantheus’ portfolio of late-stage radiodiagnostics, MK-6240, our novel tau radiodiagnostic, and NAV-4694, our next-generation beta-amyloid radiodiagnostic. This deal builds on the relationship established with an earlier agreement with Life Molecular to secure the global rights to their novel RM2.
◦The acquisition of Evergreen Theragnostics will enhance the Company’s position as an end-to-end fully integrated radiopharmaceutical leader, expanding manufacturing and R&D capabilities. The acquisition will also expand Lantheus’ increasingly diverse portfolio of radiotherapeutics and radiodiagnostics, including the registrational-stage PET radiodiagnostic, OCTEVY, that complements our therapeutic candidate PNT2003.
◦Transactions include the transfer of two investigational pre-clinical assets from Radiopharm Theranostics Limited, featuring now-called LNTH-2403, a Leucine-Rich Repeat-Containing Protein 15 targeted radiotherapeutic, with potential applications in osteosarcoma and other solid tumors.
•The Centers for Medicare & Medicaid Services (CMS) released its final Medicare Hospital Outpatient Prospective Payment System (OPPS) rule for calendar year 2025 which included separate payment for specialized diagnostic radiopharmaceuticals to support patient access for Medicare fee-for-service (FFS) beneficiaries in the hospital outpatient setting. In the rule, innovative diagnostic radiopharmaceuticals, including PYLARIFY, will be paid separately by CMS for these Medicare FFS patients following the expiry of transitional pass-through payment status. The final rule, which went into effect January 1, 2025, reinforces the value of innovative radiodiagnostics, not only for PYLARIFY but also investigational assets like MK-6240, NAV-4694, LMI’s Neuraceq and PI-2620, and Evergreen’s OCTEVY.
•The Company recently announced the addition of two new members to the Board of Directors. Julie Eastland, an experienced biotechnology and financial executive, serves as a member of the Board’s Audit Committee, and Phuong Khanh (P.K.) Morrow, M.D., an experienced pharmaceutical executive and physician-scientist with deep expertise leading end-to-end clinical development in the field of oncology, serves as a member of the Board’s Science and Technology Committee.
•The Company announced that its Board of Directors authorized and the Company began to execute a program to repurchase up to $250.0 million of its common stock. The actual timing, number, and dollar amount of repurchase transactions will be determined by the Company’s management at its discretion and will depend on a number of factors including, but not limited to, the market price of the Company’s common stock. During the fourth quarter, the Company repurchased approximately $100.0 million of common stock under this program at an average stock price of $89.59 and has the ability to repurchase additional shares of its common stock under the program.
Full Year 2025 Financial Guidance

Guidance Issued February 26, 2025
FY 2025 Revenue	$1.545 billion - $1.610 billion
FY 2025 Adjusted Fully Diluted EPS	$7.00 - $7.20
On a forward-looking basis, the Company does not provide GAAP income per common share guidance or a reconciliation of GAAP income per common share to adjusted fully diluted EPS because the Company is unable to predict with reasonable certainty business development and acquisition related expenses, purchase accounting fair value adjustments, and any one-time, non-recurring charges. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. As a result, it is the Company’s view that a quantitative reconciliation of adjusted fully diluted EPS on a forward-looking basis is not available without unreasonable effort.
Conference Call and Webcast
As previously announced, the Company will host a conference call and webcast on Wednesday, February 26, 2025, at 8:00 a.m. ET. To access the conference call or webcast, participants should register online at https://investor.lantheus.com/news-events/calendar-of-events.
A replay will be available approximately two hours after completion of the webcast and will be archived on the same web page for at least 30 days.
The conference call will include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the Investor Relations section of the Company's website located at www.lantheus.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the safe-harbor section of this press release.
About Lantheus Holdings, Inc.
Lantheus is the leading radiopharmaceutical-focused company, delivering life-changing science to enable clinicians to Find, Fight and Follow disease to deliver better patient outcomes. Headquartered in Massachusetts with offices in Canada and Sweden, Lantheus has been providing radiopharmaceutical solutions for more than 65 years. For more information, visit www.lantheus.com.
Internet Posting of Information
The Company routinely posts information that may be important to investors in the “Investors” section of its website at www.lantheus.com. The Company encourages investors and potential investors to consult its website regularly for important information about the Company.
Non-GAAP Financial Measures

The Company uses non-GAAP financial measures, such as adjusted net income and its line components; adjusted net income per share - diluted; adjusted operating income and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. However, these measures may exclude items that may be highly variable, difficult to predict and of a size that could have a substantial impact on the Company’s reported results of operations for a particular period. Management uses these and other non-GAAP measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
Safe Harbor for Forward-Looking and Cautionary Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by their use of terms such as “advance,” “believes,” “continue,” “could,” “creating,” “driving,” “evolving,” “expect,” “guidance,” “maintain,” “may,” “on track,” “plan,” “position,” “potential,” “predict,” “should,” “target,” “will” and other similar terms. Such forward-looking statements include our guidance for the fiscal year 2025, our ability to repurchase additional shares of our common stock under our authorized repurchase program and our plans to expand our portfolio of late-stage assets and high potential early-stage candidates, our potential acquisitions of Life Molecular Imaging Ltd. (“Life Molecular”), and Evergreen Theragnostics Inc. (“Evergreen”), and are based upon current plans, estimates and expectations that are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements include: (i) continued market expansion and penetration for our established commercial products, particularly PYLARIFY and DEFINITY, in a competitive environment, and our ability to clinically and commercially differentiate our products; (ii) our ability to have third parties manufacture our products and our ability to manufacture DEFINITY in our in-house manufacturing facility, in the amounts and at the times needed; (iii) availability of raw materials, key components, and equipment, either used in the production of our products and product candidates, or in the use by HCPs of our products and product candidates, including, but not limited to PET scanners used for PYLARIFY, MK-6240 and NAV-4694; (iv) our ability to satisfy our obligations under our existing clinical development partnerships using MK-6240 or NAV-4694 as a research tool and under the license agreements through which we have rights to MK-6240 and NAV-4694, and to further develop and commercialize MK-6240 and NAV-4694 as approved products, including the timing for any potential regulatory submissions for these investigational assets; (v) our ability to successfully secure necessary shareholder and regulatory approvals relating to potential acquisitions, including of Life Molecular and Evergreen, the time and expense involved in seeking to secure those approvals, potential disruption to our business operations or those of the companies we plan to acquire while the acquisitions are pending or as a result of regulatory requirements related to the acquisitions; potential disruption to operations and productivity during the integration process after necessary approvals are secured and the potential that we are unable to integrate and realize the anticipated benefits that each acquisition is predicted to bring; (vi) our strategies, future prospects, and our projected growth, including revenue related to our collaboration agreements with POINT Biopharma Global Inc., including our ability to obtain U.S. Food and Drug Administration (“FDA”) approval for PNT2002 and PNT2003 and to be successful in the patent litigation associated with PNT2003; (vii) our ability to successfully realize the anticipated benefits of our 2024 transactions with Perspective Therapeutics, Inc.;(viii) the cost, efforts and timing for clinical development, regulatory approval, adequate coding, coverage and payment and successful commercialization of our product candidates and new clinical applications and territories for our products, in each case, that we or our strategic partners may undertake; (ix) our ability to identify opportunities to collaborate with strategic partners and to acquire or in-license additional diagnostic and therapeutic product opportunities in oncology, neurology and other strategic areas and continue to grow and advance our pipeline of products.; and (x) the risk and uncertainties discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).
- Tables Follow -

Lantheus Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data – unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenues	$391,110	$353,999	$1,533,910	$1,296,429
Cost of goods sold	142,565	124,130	545,619	586,886
Gross profit	248,545	229,869	988,291	709,543
Operating expenses
Sales and marketing	43,640	35,264	177,940	141,736
General and administrative	57,869	40,295	193,689	125,458
Research and development	35,325	16,824	168,098	77,707
Total operating expenses	136,834	92,383	539,727	344,901
Gain on sale of assets	2,161	—	8,415	—
Operating income	113,872	137,486	456,979	364,642
Interest expense	5,045	5,041	19,669	20,019
Investment in equity securities - net unrealized loss	119,056	—	43,564	—
Other income, net	(9,446)	(5,958)	(37,231)	(66,320)
(Loss) income before income taxes	(783)	138,403	430,977	410,943
Income tax expense	11,007	35,023	118,535	84,282
Net (loss) income	$(11,790)	$103,380	$312,442	$326,661
Net (loss) income per common share:
Basic	$(0.17)	$1.51	$4.52	$4.79
Diluted	$(0.17)	$1.47	$4.36	$4.65
Weighted-average common shares outstanding:
Basic	69,217	68,499	69,199	68,266
Diluted	69,217	70,092	71,651	70,239

Lantheus Holdings, Inc.
Consolidated Revenues Analysis
(in thousands – unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2024	2023	% Change	2024	2023	% Change
PYLARIFY	$265,953	$229,884	15.7%	$1,057,834	$851,303	24.3%
Other radiopharmaceutical oncology	—	747	(100.0)%	384	3,130	(87.7)%
Total radiopharmaceutical oncology	265,953	230,631	15.3%	1,058,218	854,433	23.9%
DEFINITY	86,163	73,080	17.9%	317,792	279,768	13.6%
TechneLite	25,107	21,517	16.7%	95,487	87,370	9.3%
Other precision diagnostics	6,192	5,978	3.6%	24,231	22,980	5.4%
Total precision diagnostics	117,462	100,575	16.8%	437,510	390,118	12.1%
Strategic Partnerships and other revenue	7,695	22,793	(66.2)%	38,182	51,878	(26.4)%
Total revenues	$391,110	$353,999	10.5%	$1,533,910	$1,296,429	18.3%

Lantheus Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data – unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net (loss) income	$(11,790)	$103,380	$312,442	$326,661
Stock and incentive plan compensation	22,164	14,172	76,393	50,507
Amortization of acquired intangible assets	11,846	11,308	43,807	46,440
Campus consolidation costs	35	679	72	3,864
Contingent consideration fair value adjustments	(1,294)	200	(2,699)	(9,275)
Non-recurring refinancing related fees	—	5	—	221
Non-recurring fees	6,723	—	6,723	(54,523)
Gain on sale of assets	(2,161)	—	(8,415)	—
Strategic collaboration and license costs	(8)	—	66,213	—
Investment in equity securities - unrealized loss	119,056	—	43,564	—
Acquisition-related costs	207	169	1,553	676
Impairment of long-lived assets	—	—	—	138,050
ARO Acceleration and other related costs	—	1,187	—	2,232
Other	447	531	2,720	2,725
Income tax effect of non-GAAP adjustments(a)	(29,794)	(8,950)	(57,701)	(70,043)
Adjusted net income	$115,431	$122,681	$484,672	$437,535
Adjusted net income, as a percentage of revenues	29.5%	34.7%	31.6%	33.7%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net (loss) income per share - diluted	$(0.17)	$1.47	$4.36	$4.65
Stock and incentive plan compensation	0.31	0.20	1.07	0.72
Amortization of acquired intangible assets	0.16	0.16	0.61	0.66
Campus consolidation costs	—	0.01	—	0.06
Contingent consideration fair value adjustments	(0.02)	—	(0.04)	(0.13)
Non-recurring refinancing related fees	—	—	—	—
Non-recurring fees	0.09	—	0.09	(0.78)
Gain on sale of assets	(0.03)	—	(0.12)	—
Strategic collaboration and license costs	—	—	0.92	—
Investment in equity securities - unrealized loss	1.65	—	0.61	—
Acquisition-related costs	—	—	0.02	0.01
Impairment of long-lived assets	—	—	—	1.97
ARO Acceleration and other related costs	—	0.02	—	0.03
Other	0.01	0.01	0.04	0.04
Income tax effect of non-GAAP adjustments(a)	(0.41)	(0.12)	(0.80)	(1.00)
Adjusted net income per share - diluted	$1.59	$1.75	$6.76	$6.23
Weighted-average common shares outstanding - diluted	72,451	70,092	71,651	70,239
(a)The income tax effect of the adjustments between GAAP net income and adjusted net income (non-GAAP) takes into account the tax treatment and related tax rate that apply to each adjustment in the applicable tax jurisdiction.

Lantheus Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (Continued)
(in thousands, except per share data – unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Operating income	$113,872	$137,486	$456,979	$364,642
Stock and incentive plan compensation	22,164	14,172	76,393	50,507
Amortization of acquired intangible assets	11,846	11,308	43,807	46,440
Campus consolidation costs	35	679	72	3,864
Contingent consideration fair value adjustments	(1,294)	200	(2,699)	(9,275)
Non-recurring refinancing related fees	—	5	—	221
Non-recurring fees	6,723	—	6,723	(2,734)
Gain on sale of assets	(2,161)	—	(8,415)	—
Strategic collaboration and license costs	(8)	—	66,213	—
Acquisition-related costs	207	169	1,553	676
Impairment of long-lived assets	—	—	—	138,050
ARO Acceleration and other related costs	—	1,187	—	2,232
Other	447	531	2,720	2,725
Adjusted operating income	$151,831	$165,737	$643,346	$597,348
Adjusted operating income, as a percentage of revenues	38.8%	46.8%	41.9%	46.1%

Lantheus Holdings, Inc.
Reconciliation of Free Cash Flow
(in thousands – unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$157,730	$112,287	$544,750	$305,260
Capital expenditures	(16,369)	(12,069)	(51,625)	(46,555)
Free cash flow	$141,361	$100,218	$493,125	$258,705

Net cash (used in) provided by investing activities	$(6,602)	$(12,069)	$(226,015)	$5,939
Net cash used in financing activities	$(103,659)	$(450)	$(118,536)	$(13,062)

Lantheus Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands – unaudited)

	December 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$912,814	$713,656
Accounts receivable, net	321,258	284,292
Inventory	68,025	64,029
Other current assets	24,536	16,683
Assets held for sale	—	7,159
Total current assets	1,326,633	1,085,819
Investment in equity securities	39,489	—
Property, plant and equipment, net	176,798	146,697
Intangibles, net	161,761	151,985
Goodwill	61,189	61,189
Deferred tax assets, net	170,233	150,198
Other long-term assets	44,237	55,261
Total assets	$1,980,340	$1,651,149
Liabilities and stockholders’ equity
Current liabilities
Current portion of long-term debt and other borrowings	$974	$823
Accounts payable	34,560	41,189
Liabilities held for sale	—	—
Accrued expenses and other liabilities	204,992	145,338
Total current liabilities	240,526	187,350
Asset retirement obligations	23,344	22,916
Long-term debt, net and other borrowings	565,279	561,670
Other long-term liabilities	63,180	63,321
Total liabilities	892,329	835,257
Commitments and contingencies
Stockholders’ equity
Preferred stock ($0.01 par value, 25,000 shares authorized; no shares issued and outstanding)	—	—
Common stock ($0.01 par value, 250,000 shares authorized; 70,905 and 69,863 shares issued and outstanding as of December 31, 2024 and 2023, respectively)	709	699
Additional paid-in capital	817,972	757,727
Treasury Stock at cost - 2,455 shares and 1,339 shares as of December 31, 2024 and 2023, respectively	(175,000)	(75,000)
Retained earnings	445,945	133,503
Accumulated other comprehensive loss	(1,615)	(1,037)
Total stockholders’ equity	1,088,011	815,892
Total liabilities and stockholders’ equity	$1,980,340	$1,651,149

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Contacts:
Mark Kinarney
Vice President, Investor Relations
978-671-8842
ir@lantheus.com

Melissa Downs
Senior Director, External Communications
646-975-2533
media@lantheus.com